The information in the preliminary prospectus supplement (as supplemented by this supplement) is not complete and may be changed. We may not sell the notes described in the preliminary prospectus supplement (as supplemented by this supplement) until we deliver a final prospectus supplement and attached prospectus. The preliminary prospectus supplement (as supplemented by this supplement) is not an offer to sell these notes nor is it seeking an offer to buy these notes in any state where the laws in that state do not permit the seller to offer or sell these notes.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-128722-02

$2,750,000,000

Capital One Auto Finance Trust 2006-A

Issuing Entity

Capital One Auto Receivables, LLC

Depositor and Seller

Sponsor and Servicer

Supplement, dated April 24, 2006 (subject to completion)

to

Preliminary Prospectus Supplement, dated April 24, 2006 (subject to completion)

to

Prospectus dated April 24, 2006

This Supplement should be read in conjunction with the Preliminary Prospectus Supplement, dated April 24, 2006, and the Prospectus, dated April 24, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if the prospectus supplement (as supplemented by this supplement) or the prospectus that accompanies the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Preliminary Prospectus referenced above is hereby supplemented as follows:

Front Cover Page:

•	The total initial Note Balance indicated on the top of the front cover page should read: $2,750,000,000.

•	The column titled “Initial Note Balance” should read:

Initial Note Balance
Class A-1 Notes	$563,000,000
Class A-2 Notes	$708,000,000
Class A-3 Notes	$764,000,000
Class A-4 Notes	$715,000,000

Total	$2,750,000,000

Summary of Terms:

•	The table under “Summary of Terms – The Offered Notes” should read:

Class	Initial Note Balance
Class A-1 Notes	$563,000,000
Class A-2 Notes	$708,000,000
Class A-3 Notes	$764,000,000
Class A-4 Notes	$715,000,000

•	The first sentence of the fourth paragraph under “Summary of Terms – Issuing Entity Property” should read: “The Pool Balance as of the initial cut-off date will be approximately $2,997,275,204.36.”

The Issuing Entity:

•	The tables under “The Issuing Entity – Capitalization and Liabilities of the Issuing Entity” should read:

Receivables	$2,997,275,204.36
Pre-funding Account	$0.00
Reserve Account	$44,959,128.07

Class A-1 Asset Backed Notes	$563,000,000
Class A-2 Asset Backed Notes	$708,000,000
Class A-3 Asset Backed Notes	$764,000,000
Class A-4 Asset Backed Notes	$715,000,000

Total	$2,750,000,000

Weighted Average Life of the Notes:

•	The first bullet point in the second paragraph under “Weighted Average Life of the Notes” should read:

•	the issuing entity holds 6 pools of receivables with the following characteristics:

Pool	Balance	Gross Contract Rate	Assumed Cut-off Date	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$110,757,597.57	14.838%	04/30/06	66	22
2	$165,518,142.82	15.026%	04/30/06	44	42
3	$23,777,432.15	13.952%	04/30/06	54	51
4	$812,280,560.48	13.463%	04/30/06	60	57
5	$76,144,911.77	12.159%	04/30/06	66	63
6	$1,808,796,559.57	13.688%	04/30/06	72	70

•	The “ABS Tables” referred to in “Weighted Average Life of the Notes” should read as set forth in Appendix A to this Supplement.

The Notes:

•	The bullet points under the fourth paragraph under “The Notes – Payments of Principal” should read:

•	for the Class A-1 notes, November 2006 payment date;

•	for the Class A-2 notes, September 2007 payment date;

•	for the Class A-3 notes, December 2008 payment date; and

•	for the Class A-4 notes, December 2009 payment date.

The Note Guaranty Insurance Policy and the Note Insurer:

•	The dollar amount shown in the definition of “Maximum Insured Amount” under “The Note Guaranty Insurance Policy and the Note Insurer – The Note Guaranty Insurance Policy” should read: $2,750,000,000.

Underwriting:

•	The “Total” line at the bottom of the first table under “Underwriting” should read:

Total	$563,000,000	$708,000,000	$764,000,000	$715,000,000

Glossary:

•	The dollar amount shown in the definition of “Class A-1 Note Balance” under “Glossary” should read: $563,000,000.

•	The dollar amount shown in the definition of “Class A-2 Note Balance” under “Glossary” should read: $708,000,000.

•	The dollar amount shown in the definition of “Class A-3 Note Balance” under “Glossary” should read: $764,000,000.

•	The dollar amount shown in the definition of “Class A-4 Note Balance” under “Glossary” should read: $715,000,000.

Back Cover Page:

•	The table on the back cover page should read:

Class A-1 Notes	$563,000,000
Class A-2 Notes	$708,000,000
Class A-3 Notes	$764,000,000
Class A-4 Notes	$715,000,000

Appendix A

ABS Tables

Percent of the Initial Note Balance at Various ABS Percentages

Class A-1 Notes

Payment Date	0.50%	1.00%	1.70%	2.50%
Closing	100.0%	100.0%	100.0%	100.0%
June, 2006	88.8%	85.9%	81.2%	59.1%
July, 2006	76.7%	71.1%	61.9%	37.5%
August, 2006	64.7%	56.5%	42.9%	16.2%
September, 2006	52.8%	42.0%	24.2%	0.0%
October, 2006	40.8%	28.3%	9.0%	0.0%
November, 2006	32.1%	18.1%	0.0%	0.0%
December, 2006	24.1%	8.0%	0.0%	0.0%
January, 2007	16.1%	0.0%	0.0%	0.0%
February, 2007	8.1%	0.0%	0.0%	0.0%
March, 2007	0.0%	0.0%	0.0%	0.0%
April, 2007	0.0%	0.0%	0.0%	0.0%
May, 2007	0.0%	0.0%	0.0%	0.0%
June, 2007	0.0%	0.0%	0.0%	0.0%
July, 2007	0.0%	0.0%	0.0%	0.0%
August, 2007	0.0%	0.0%	0.0%	0.0%
September, 2007	0.0%	0.0%	0.0%	0.0%
October, 2007	0.0%	0.0%	0.0%	0.0%
November, 2007	0.0%	0.0%	0.0%	0.0%
December, 2007	0.0%	0.0%	0.0%	0.0%
January, 2008	0.0%	0.0%	0.0%	0.0%
February, 2008	0.0%	0.0%	0.0%	0.0%
March, 2008	0.0%	0.0%	0.0%	0.0%
April, 2008	0.0%	0.0%	0.0%	0.0%
May, 2008	0.0%	0.0%	0.0%	0.0%
June, 2008	0.0%	0.0%	0.0%	0.0%
July, 2008	0.0%	0.0%	0.0%	0.0%
August, 2008	0.0%	0.0%	0.0%	0.0%
September, 2008	0.0%	0.0%	0.0%	0.0%
October, 2008	0.0%	0.0%	0.0%	0.0%
November, 2008	0.0%	0.0%	0.0%	0.0%
December, 2008	0.0%	0.0%	0.0%	0.0%
January, 2009	0.0%	0.0%	0.0%	0.0%
February, 2009	0.0%	0.0%	0.0%	0.0%
March, 2009	0.0%	0.0%	0.0%	0.0%
April, 2009	0.0%	0.0%	0.0%	0.0%
May, 2009	0.0%	0.0%	0.0%	0.0%
June, 2009	0.0%	0.0%	0.0%	0.0%
July, 2009	0.0%	0.0%	0.0%	0.0%
August, 2009	0.0%	0.0%	0.0%	0.0%
September, 2009	0.0%	0.0%	0.0%	0.0%
October, 2009	0.0%	0.0%	0.0%	0.0%
November, 2009	0.0%	0.0%	0.0%	0.0%
December, 2009	0.0%	0.0%	0.0%	0.0%
January, 2010	0.0%	0.0%	0.0%	0.0%

Payment Date	0.50%	1.00%	1.70%	2.50%
February, 2010	0.0%	0.0%	0.0%	0.0%
March, 2010	0.0%	0.0%	0.0%	0.0%
April, 2010	0.0%	0.0%	0.0%	0.0%
May, 2010	0.0%	0.0%	0.0%	0.0%
June, 2010	0.0%	0.0%	0.0%	0.0%
July, 2010	0.0%	0.0%	0.0%	0.0%
August,2010	0.0%	0.0%	0.0%	0.0%
September, 2010	0.0%	0.0%	0.0%	0.0%
October, 2010	0.0%	0.0%	0.0%	0.0%
November, 2010	0.0%	0.0%	0.0%	0.0%
December, 2010	0.0%	0.0%	0.0%	0.0%
January, 2011	0.0%	0.0%	0.0%	0.0%
February, 2011	0.0%	0.0%	0.0%	0.0%
March, 2011	0.0%	0.0%	0.0%	0.0%
April, 2011	0.0%	0.0%	0.0%	0.0%

Weighted Average Life (Years) to Call	0.45	0.37	0.30	0.21
Weighted Average Life (Years) to Maturity	0.45	0.37	0.30	0.21

Percent of the Initial Note Balance at Various ABS Percentages

Class A-2 Notes

Payment Date	0.50%	1.00%	1.70%	2.50%
Closing	100.0%	100.0%	100.0%	100.0%
June, 2006	100.0%	100.0%	100.0%	100.0%
July, 2006	100.0%	100.0%	100.0%	100.0%
August, 2006	100.0%	100.0%	100.0%	100.0%
September, 2006	100.0%	100.0%	100.0%	97.5%
October, 2006	100.0%	100.0%	100.0%	84.9%
November, 2006	100.0%	100.0%	96.3%	72.4%
December, 2006	100.0%	100.0%	85.7%	60.1%
January, 2007	100.0%	98.4%	75.3%	48.0%
February, 2007	100.0%	90.5%	65.1%	36.1%
March, 2007	100.0%	82.7%	55.0%	24.4%
April, 2007	93.7%	74.9%	45.2%	12.8%
May, 2007	87.3%	67.2%	35.5%	1.5%
June, 2007	80.9%	59.5%	26.1%	0.0%
July, 2007	74.5%	51.9%	16.8%	0.0%
August, 2007	68.1%	44.4%	7.9%	0.0%
September, 2007	61.8%	36.9%	0.0%	0.0%
October, 2007	55.4%	29.5%	0.0%	0.0%
November, 2007	54.8%	27.5%	0.0%	0.0%
December, 2007	48.3%	20.1%	0.0%	0.0%
January, 2008	41.8%	12.7%	0.0%	0.0%
February, 2008	35.3%	5.5%	0.0%	0.0%
March, 2008	28.7%	0.0%	0.0%	0.0%
April, 2008	22.8%	0.0%	0.0%	0.0%
May, 2008	17.0%	0.0%	0.0%	0.0%
June, 2008	11.1%	0.0%	0.0%	0.0%
July, 2008	5.2%	0.0%	0.0%	0.0%
August, 2008	0.0%	0.0%	0.0%	0.0%
September, 2008	0.0%	0.0%	0.0%	0.0%
October, 2008	0.0%	0.0%	0.0%	0.0%
November, 2008	0.0%	0.0%	0.0%	0.0%
December, 2008	0.0%	0.0%	0.0%	0.0%
January, 2009	0.0%	0.0%	0.0%	0.0%
February, 2009	0.0%	0.0%	0.0%	0.0%
March, 2009	0.0%	0.0%	0.0%	0.0%
April, 2009	0.0%	0.0%	0.0%	0.0%
May, 2009	0.0%	0.0%	0.0%	0.0%
June, 2009	0.0%	0.0%	0.0%	0.0%
July, 2009	0.0%	0.0%	0.0%	0.0%
August, 2009	0.0%	0.0%	0.0%	0.0%
September, 2009	0.0%	0.0%	0.0%	0.0%
October, 2009	0.0%	0.0%	0.0%	0.0%
November, 2009	0.0%	0.0%	0.0%	0.0%
December, 2009	0.0%	0.0%	0.0%	0.0%
January, 2010	0.0%	0.0%	0.0%	0.0%
February, 2010	0.0%	0.0%	0.0%	0.0%

Payment Date	0.50%	1.00%	1.70%	2.50%
March, 2010	0.0%	0.0%	0.0%	0.0%
April, 2010	0.0%	0.0%	0.0%	0.0%
May, 2010	0.0%	0.0%	0.0%	0.0%
June, 2010	0.0%	0.0%	0.0%	0.0%
July, 2010	0.0%	0.0%	0.0%	0.0%
August,2010	0.0%	0.0%	0.0%	0.0%
September, 2010	0.0%	0.0%	0.0%	0.0%
October, 2010	0.0%	0.0%	0.0%	0.0%
November, 2010	0.0%	0.0%	0.0%	0.0%
December, 2010	0.0%	0.0%	0.0%	0.0%
January, 2011	0.0%	0.0%	0.0%	0.0%
February, 2011	0.0%	0.0%	0.0%	0.0%
March, 2011	0.0%	0.0%	0.0%	0.0%
April, 2011	0.0%	0.0%	0.0%	0.0%

Weighted Average Life (Years) to Call	1.60	1.28	0.95	0.73
Weighted Average Life (Years) to Maturity	1.60	1.28	0.95	0.73

Percent of the Initial Note Balance at Various ABS Percentages

Class A-3 Notes

Payment Date	0.50%	1.00%	1.70%	2.50%
Closing	100.0%	100.0%	100.0%	100.0%
June, 2006	100.0%	100.0%	100.0%	100.0%
July, 2006	100.0%	100.0%	100.0%	100.0%
August, 2006	100.0%	100.0%	100.0%	100.0%
September, 2006	100.0%	100.0%	100.0%	100.0%
October, 2006	100.0%	100.0%	100.0%	100.0%
November, 2006	100.0%	100.0%	100.0%	100.0%
December, 2006	100.0%	100.0%	100.0%	100.0%
January, 2007	100.0%	100.0%	100.0%	100.0%
February, 2007	100.0%	100.0%	100.0%	100.0%
March, 2007	100.0%	100.0%	100.0%	100.0%
April, 2007	100.0%	100.0%	100.0%	100.0%
May, 2007	100.0%	100.0%	100.0%	100.0%
June, 2007	100.0%	100.0%	100.0%	91.1%
July, 2007	100.0%	100.0%	100.0%	81.0%
August, 2007	100.0%	100.0%	100.0%	71.0%
September, 2007	100.0%	100.0%	99.4%	61.3%
October, 2007	100.0%	100.0%	91.6%	51.8%
November, 2007	100.0%	100.0%	87.9%	45.6%
December, 2007	100.0%	100.0%	80.2%	36.2%
January, 2008	100.0%	100.0%	72.6%	27.1%
February, 2008	100.0%	100.0%	65.1%	18.2%
March, 2008	100.0%	98.4%	57.8%	9.6%
April, 2008	100.0%	92.2%	50.6%	1.2%
May, 2008	100.0%	86.1%	43.5%	0.0%
June, 2008	100.0%	80.0%	36.6%	0.0%
July, 2008	100.0%	74.0%	29.8%	0.0%
August, 2008	99.3%	68.1%	23.1%	0.0%
September, 2008	93.9%	62.2%	16.6%	0.0%
October, 2008	88.4%	56.4%	10.3%	0.0%
November, 2008	83.0%	50.6%	4.1%	0.0%
December, 2008	77.5%	44.9%	0.0%	0.0%
January, 2009	72.0%	39.3%	0.0%	0.0%
February, 2009	66.6%	33.8%	0.0%	0.0%
March, 2009	61.2%	28.3%	0.0%	0.0%
April, 2009	55.7%	22.9%	0.0%	0.0%
May, 2009	50.3%	17.5%	0.0%	0.0%
June, 2009	44.9%	12.2%	0.0%	0.0%
July, 2009	39.4%	7.0%	0.0%	0.0%
August, 2009	34.0%	1.9%	0.0%	0.0%
September, 2009	28.6%	0.0%	0.0%	0.0%
October, 2009	23.2%	0.0%	0.0%	0.0%
November, 2009	17.8%	0.0%	0.0%	0.0%
December, 2009	12.9%	0.0%	0.0%	0.0%
January, 2010	7.9%	0.0%	0.0%	0.0%

Payment Date	0.50%	1.00%	1.70%	2.50%
February, 2010	3.0%	0.0%	0.0%	0.0%
March, 2010	0.0%	0.0%	0.0%	0.0%
April, 2010	0.0%	0.0%	0.0%	0.0%
May, 2010	0.0%	0.0%	0.0%	0.0%
June, 2010	0.0%	0.0%	0.0%	0.0%
July, 2010	0.0%	0.0%	0.0%	0.0%
August,2010	0.0%	0.0%	0.0%	0.0%
September, 2010	0.0%	0.0%	0.0%	0.0%
October, 2010	0.0%	0.0%	0.0%	0.0%
November, 2010	0.0%	0.0%	0.0%	0.0%
December, 2010	0.0%	0.0%	0.0%	0.0%
January, 2011	0.0%	0.0%	0.0%	0.0%
February, 2011	0.0%	0.0%	0.0%	0.0%
March, 2011	0.0%	0.0%	0.0%	0.0%
April, 2011	0.0%	0.0%	0.0%	0.0%

Weighted Average Life (Years) to Call	3.08	2.59	2.00	1.53
Weighted Average Life (Years) to Maturity	3.08	2.59	2.00	1.53

Percent of the Initial Note Balance at Various ABS Percentages

Class A-4 Notes

Payment Date	0.50%	1.00%	1.70%	2.50%
Closing	100.0%	100.0%	100.0%	100.0%
June, 2006	100.0%	100.0%	100.0%	100.0%
July, 2006	100.0%	100.0%	100.0%	100.0%
August, 2006	100.0%	100.0%	100.0%	100.0%
September, 2006	100.0%	100.0%	100.0%	100.0%
October, 2006	100.0%	100.0%	100.0%	100.0%
November, 2006	100.0%	100.0%	100.0%	100.0%
December, 2006	100.0%	100.0%	100.0%	100.0%
January, 2007	100.0%	100.0%	100.0%	100.0%
February, 2007	100.0%	100.0%	100.0%	100.0%
March, 2007	100.0%	100.0%	100.0%	100.0%
April, 2007	100.0%	100.0%	100.0%	100.0%
May, 2007	100.0%	100.0%	100.0%	100.0%
June, 2007	100.0%	100.0%	100.0%	100.0%
July, 2007	100.0%	100.0%	100.0%	100.0%
August, 2007	100.0%	100.0%	100.0%	100.0%
September, 2007	100.0%	100.0%	100.0%	100.0%
October, 2007	100.0%	100.0%	100.0%	100.0%
November, 2007	100.0%	100.0%	100.0%	100.0%
December, 2007	100.0%	100.0%	100.0%	100.0%
January, 2008	100.0%	100.0%	100.0%	100.0%
February, 2008	100.0%	100.0%	100.0%	100.0%
March, 2008	100.0%	100.0%	100.0%	100.0%
April, 2008	100.0%	100.0%	100.0%	100.0%
May, 2008	100.0%	100.0%	100.0%	92.5%
June, 2008	100.0%	100.0%	100.0%	84.0%
July, 2008	100.0%	100.0%	100.0%	75.7%
August, 2008	100.0%	100.0%	100.0%	67.8%
September, 2008	100.0%	100.0%	100.0%	60.1%
October, 2008	100.0%	100.0%	100.0%	52.6%
November, 2008	100.0%	100.0%	100.0%	45.5%
December, 2008	100.0%	100.0%	97.9%	38.6%
January, 2009	100.0%	100.0%	91.6%	0.0%
February, 2009	100.0%	100.0%	85.5%	0.0%
March, 2009	100.0%	100.0%	79.6%	0.0%
April, 2009	100.0%	100.0%	73.9%	0.0%
May, 2009	100.0%	100.0%	68.3%	0.0%
June, 2009	100.0%	100.0%	62.9%	0.0%
July, 2009	100.0%	100.0%	57.7%	0.0%
August, 2009	100.0%	100.0%	52.7%	0.0%
September, 2009	100.0%	96.7%	47.9%	0.0%
October, 2009	100.0%	91.4%	43.3%	0.0%
November, 2009	100.0%	86.2%	38.9%	0.0%
December, 2009	100.0%	81.4%	0.0%	0.0%
January, 2010	100.0%	76.7%	0.0%	0.0%

Payment Date	0.50%	1.00%	1.70%	2.50%
February, 2010	100.0%	72.1%	0.0%	0.0%
March, 2010	98.0%	67.6%	0.0%	0.0%
April, 2010	92.8%	63.2%	0.0%	0.0%
May, 2010	87.6%	58.9%	0.0%	0.0%
June, 2010	82.3%	54.6%	0.0%	0.0%
July, 2010	77.1%	50.5%	0.0%	0.0%
August,2010	72.0%	46.4%	0.0%	0.0%
September, 2010	66.8%	42.5%	0.0%	0.0%
October, 2010	61.7%	38.6%	0.0%	0.0%
November, 2010	56.6%	0.0%	0.0%	0.0%
December, 2010	51.5%	0.0%	0.0%	0.0%
January, 2011	46.5%	0.0%	0.0%	0.0%
February, 2011	41.4%	0.0%	0.0%	0.0%
March, 2011	38.1%	0.0%	0.0%	0.0%
April, 2011	0.0%	0.0%	0.0%	0.0%

Weighted Average Life (Years) to Call	4.59	4.14	3.28	2.46
Weighted Average Life (Years) to Maturity	4.75	4.33	3.45	2.54